Premier

Proposal #1 has passed
Proposal #2 has been adjourned to April 29, 2002
			Proxy Results - ML Premier Growth Fund
			Meeting Date: March 25, 2002

			Record Date: January 28, 2002
			As of: March 25, 2002

				Units Voted

			Votes Needed
	Shares Needed	Outstanding	50% + 1 of		Shares Withheld			Total Units
All Classes	To Pass	Shares	Shares Voted	For	From Voting			Voted

1) DIRECTORS
James H. Bodurtha	-12,019,159	27,150,144	13,420,265	25,439,424	1,401,104			26,840,528
Terry K. Glenn	-12,015,387	27,150,144	13,420,265	25,435,652	1,404,876			26,840,528
Joe Grills	-12,018,459	27,150,144	13,420,265	25,438,724	1,401,804			26,840,528
Herbert I. London	-12,019,159	27,150,144	13,420,265	25,439,424	1,401,104			26,840,528
Andre F. Perold	-12,019,159	27,150,144	13,420,265	25,439,424	1,401,104			26,840,528
Roberta Cooper Ramo	-11,992,526	27,150,144	13,420,265	25,412,791	1,427,737			26,840,528
Robert S. Salomon Jr.	-12,014,279	27,150,144	13,420,265	25,434,544	1,405,984			26,840,528
Melvin R. Seiden	-12,019,245	27,150,144	13,420,265	25,439,510	1,401,018			26,840,528
Stephen B. Swensrud	-12,018,459	27,150,144	13,420,265	25,438,724	1,401,804			26,840,528

TRUSTEES
James H. Bodurtha	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Terry K. Glenn	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Joe Grills	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Herbert I. London	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Andre F. Perold	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Roberta Cooper Ramo	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Robert S. Salomon Jr.	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Melvin R. Seiden	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528
Stephen B. Swensrud	-12,020,459	27,150,144	13,420,265	25,440,724	1,399,804			26,840,528

			Votes Needed
	Shares Needed	Outstanding	50% + 1 of				Broker	Total Units
All Classes	To Pass	Shares	Outstanding Shares	For	Against	Abstain	Non-Vote	Voted

2) Reorganization between ML Premier	9,171,435	27,150,144	13,575,073	4,403,638	171,184	194,237	22,071,469	26,840,528
Growth and ML Large Cap Growth

Voting Requirements:
The Quorum consists one-third of the shares entitled to vote at the Meeting.

Proposal 1 requires the affirmative vote of the majority of the shares represented at the meeting
Proposal 2 requires the affirmative vote of stockholders voting together as a single class, representing a majority of the outstanding shares entitled to be voted

Last Updated on 07/29/2002
By Vania Allen